UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): January 28, 2013

Repros Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2408 Timberloch Place, Suite B-7 The Woodlands, Texas 77380 (Address of principal executive offices and zip code)
(281) 719-3400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The information in this Current Report is being furnished pursuant to Item 7.01 of Form 8-K and, according to general instruction B.2. thereunder, the information in this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

On January 28, 2013, Repros Therapeutics Inc., a Delaware corporation (the “Company”) issued a press release to revise the date for the expected clinical results from the first pivotal study, ZA-301, of Androxal® in the treatment of secondary hypogonadism, from Q2 2013 to Q3 2013. Included in this press release is an announcement that the Company would hold a conference call on Monday, January 28, 2013 at 8:00 a.m., Eastern Time, with the Teleconference Replay to be made available until February 4, 2013. The Company is furnishing herewith as Exhibit 99.1. to this Current Report on Form 8-K, a copy of the slideshow that was referenced during the conference call. These slides contain statements that are “forward-looking statements” subject to the cautionary statement about forward-looking statements set forth therein.

Item 9.01	Financial Statements and Exhibits.

Exhibit

Number	Description

99.1	Repros Therapeutics Slideshow

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.

Date: January 28, 2013

	By:	/s/ Kathi Anderson
Kathi Anderson
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Repros Therapeutics Slideshow